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                                                                    EXHIBIT 3.55

                                                               FILED
                                                        In the Office of the
                                                    Secretary of State of Texas
                                                            AUG 30 2000

                                                         Corporations Section

                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         FREESTONE POWER GENERATION, LP

      The undersigned, a general partner of Freestone Power Generation, LP. a limited partnership, originally formed under the name Freestone Power Generation. LP on June 4, 1999, pursuant to Section 2.02 of the Texas Revised Uniform Limited Partnership Act, hereby certifies that the Certificate of Formation is Amended and Restated pursuant to section 2.10 of the Texas Revised Uniform Limited Partnership Act as follows:

      1. The name of the limited partnership is Freestone Power Generation, LP.

      2. The address of the registered office of the Partnership is 800 Brazos Street, Suite 1100, Austin, TX 78701 and the name and address of the registered agent for service of process required to be maintained by Section 1.05 of the Act is National Registered Agents, Inc.

      3. The address of the principal office where records that are required to be kept will be kept or made available is 50 West San Fernando Street, San Jose, CA 95113.

      4. The name, mailing address and street address of the business or residence of the general partner are as follows:

                      Calpine Freestone,
                      Inc.
                      c/o Calpine Corporation
                      50 West San Fernando Street
                      San Jose, CA 95113

      6. Written notice of the change of the location of the registered office has been given to the partnership at least ten (10) days prior to the date of the filing of this Amended Certificate of Limited Partnership.

      7. The foregoing changes have been authorized by the limited partnership.

      8. The Amended and Restated Certificate of Limited Partnership shall be effective upon the date of filing with the Secretary of State.

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Executed on this 25th day of August, 2000.

                         Freestone Power Generation, LP

                             By: Calpine Freestone, Inc.,
                                 a Delaware corporation,
                                 its general partner

                                 By: /s/ Lisa M. Bodensteiner
                                     -------------------------------------------
                                     Lisa M. Bodensteiner, Assistant Secretary